NEWS RELEASE

OppFi Reports First Quarter 2026 Results, Record Quarterly Revenue

2026-05-07

Total revenue increased 8.3% year over year to $151.9 million, a Company record for the first quarter

Net income increased 165.0% year over year to $54.0 million

Adjusted net income1 decreased 11.2% year over year to $30.0 million

Board approves new $40 million Share Repurchase Program

CHICAGO, May 7, 2026 /PRNewswire/ -- OppFi Inc. (NYSE: OPFI) ("OppFi" or the "Company"), a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans, today reported financial results for the first quarter ended March 31, 2026.

"Operationally, OppFi had a healthy start to 2026, generating record first-quarter revenue, which reflects the strength of our core operations. Strategically, we believe 2026 is a pivotal year of investment for OppFi as we evolve the business with the transformative combination of OppFi's digital-first platform and BNC's national bank charter. This initiative unlocks significant opportunities for growth and product diversification. Combining our operations under unified regulatory supervision by the OCC and Federal Reserve simplifies and strengthens our compliance and risk management, which positions us for long-term scalability and sustainable growth," said Todd Schwartz, CEO and Executive Chairman of OppFi. Our new share repurchase program reflects our continued confidence in OppFi's long-term growth prospects, our commitment to returning value to our stockholders and belief that our stock currently trades at a significant discount to its underlying value," Todd Schwartz added.

1

(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.

Financial Summary

The following table presents a summary of OppFi's results for the three months ended March 31, 2026 and 2025 (in thousands, except per share data)†. Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended March 31,		Change
(Unaudited)	2026	2025	%
Total revenue(1)	$ 151,881	$ 140,268	8.3 %
Net income	$ 54,038	$ 20,390	165.0 %
Net income (loss) attributable to OppFi Inc.	$ 28,401	$ (11,372)	349.7 %
Adjusted net income(2)	$ 30,045	$ 33,817	(11.2) %
Basic EPS	$ 1.06	$ (0.48)	321.0 %
Diluted EPS(3)	$ 0.56	$ (0.48)	215.7 %
Adjusted EPS(2,3)	$ 0.35	$ 0.38	(9.3) %

† The financial results do not reflect the simplification of OppFi's corporate structure to collapse its prior Up-C structure, which occurred after the end of the quarter.
(1) Total revenue is calculated as the sum of interest on finance receivables and other revenue.
(2) Adjusted Net Income and Adjusted EPS are non-GAAP financial measures. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.

Key Performance Metrics

The following table represents key quarterly metrics as of and for the three months ended March 31, 2026 and 2025 (in thousands, except percentage metrics).

	As of and for the Three Months Ended	
(Unaudited)	March 31, 2026	March 31, 2025
Total net originations(a)	$ 175,975	$ 189,168
Total retained net originations(a)	$ 151,449	$ 168,963
Ending receivables(b)	$ 444,922	$ 406,579
Net charge-offs as % of total revenue(c)	42.5 %	34.6 %
Net charge-offs as % of average receivables, annualized(c)	55.5 %	47.0 %
Average yield, annualized(d)	130.7 %	135.8 %
Auto-approval rate(e)	79 %	79 %

2

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners. (b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period. (c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible. (d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric. (e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto- approval) divided by the total number of loans approved. Share Repurchase Program During the three months ended March 31, 2026, OppFi repurchased 1,040,699 shares of Class A Common Stock, which were held as treasury stock, for an aggregate purchase price of $9.9 million at an average purchase price per share of $9.54. As of March 31, 2026, $11.0 million of the repurchase authorization under the Company's prior repurchase program remained available. On May 6, 2026, the Board of Directors of OppFi approved a new share repurchase program under which the Company may repurchase up to $40 million of its Class A Common Stock. This new program replaces the Company's prior share repurchase program, which was terminated. Repurchases under the new program may be made from time to time on the open market, through privately negotiated transactions, or via other methods, in accordance with applicable securities laws and other relevant legal requirements. The timing and amount of repurchases will depend on market conditions, share price, trading volume and other factors. The new program does not obligate the Company to repurchase any speci�c dollar amount or number of shares, and it may be extended, modi�ed, suspended or discontinued at any time. Conference Call Management will host a conference call today at 9:00 a.m. ET to discuss OppFi's �nancial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website. The conference call can also be accessed with the following dial-in information: Domestic: (800) 579-2543 International: (785) 424-1789 Conference ID: OPPFI An archived version of the webcast will be available on OppFi's website. About OppFi 3

OppFi (NYSE: OPFI) is a tech-enabled digital finance platform that partners with banks to offer financial products and services to everyday Americans. Through this transparent and responsible platform, which emphasizes financial inclusion and exceptional customer experience, the Company assists consumers who are underserved by traditional financing options in building improved financial health. OppLoans by OppFi maintains a 4.4/5.0 star rating on Trustpilot based on over 5,500 reviews, positioning the Company among the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC ("Bitty"), a credit access company that provides revenue-based financing and other working capital solutions to small businesses. For additional information, please visit **oppfi.com**.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction between OppFi and BNCCORP, Inc. ("BNCC"), OppFi will file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 (the "registration statement"), which will contain a proxy statement of BNCC and a prospectus of OppFi (the "proxy statement/prospectus"), and OppFi may file with the SEC other relevant documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY OPPFI, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPPFI, BNC AND THE PROPOSED TRANSACTION. A definitive copy of the proxy statement/prospectus will be mailed to stockholders of BNCC when that document is final. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus, as well as other filings containing information about OppFi, free of charge from OppFi or from the SEC's website when they are filed by OppFi. The documents filed by OppFi with the SEC may be obtained free of charge at OppFi's website, at **https://investors.oppfi.com/financials/sec-filings/default.aspx**, or by requesting them by mail at 130 E. Randolph Street, Suite 3400, Chicago, IL 60601 or by email at **corporate.secretary@oppfi.com**.

Participants in a Solicitation

This communication is not a solicitation of a proxy from any security holder of BNCC or OppFi. However, OppFi, BNCC and certain of their respective directors and executive officers may be deemed to be participants in a solicitation of proxies from the stockholders of BNCC in respect of the proposed transaction. Information about OppFi's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed by OppFi with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as

4

described in the preceding paragraph. This communication shall not constitute an o�er to sell or the solicitation of an o�er to buy any securities of OppFi or a solicitation of any vote or approval with respect to the proposed transaction by OppFi or BNCC, nor shall there be any sale of securities in any jurisdiction in which such o�er, solicitation or sale would be unlawful prior to registration or quali�cation under the securities laws of any such jurisdiction. No o�ering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Contacts: Investor Relations: Mike Gallentine Head of Investor Relations mgallentine@opp�.com Media Relations: media@opp�.com Forward-Looking Statements This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may di�er from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "opportunity," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," "positions," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its full year 2026 guidance, the future performance of OppFi's platform and underwriting models, statements regarding OppFi's proposed acquisition of BNCC, including the anticipated timing, structure, bene�ts and strategic rationale of such transactions, OppFi's expectations with respect to the geographic expansion and product diversi�cation that may come from the acquisition, and expectations for OppFi's growth and future �nancial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve signi�cant risks and uncertainties that could cause the actual results to di�er materially from the expected results. Most of these factors are outside OppFi's control and are di�cult to predict. Factors that may cause such di�erences 5 include, but are not limited to, the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, the impact of tariffs, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; risks related to the proposed acquisition of BNCC including the risk that the transactions may not be completed in a timely manner or at all and the risk of integration or execution challenges; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; OppFi's ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to any material weakness in OppFi's internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations, including, but not limited to, impacts from the One Big Beautiful Bill Act; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States Securities and Exchange Commission, in particular, contained in the section captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-

6

GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures.

First Quarter Results of Operations

Consolidated Statements of Operations

The following table present consolidated results of operations for the three months ended March 31, 2026 and 2025 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended March 31,		Change	
(Unaudited)	2026	2025	$	%
Revenue:				
Interest and loan related income	$ 150,526	$ 139,118	$ 11,408	8.2 %
Other revenue	1,355	1,150	205	17.8
	151,881	140,268	11,613	8.3
Change in fair value of finance receivables	(64,583)	(49,458)	(15,125)	30.6
Net revenue	87,298	90,810	(3,512)	(3.9)
Expenses:				
Salaries and employee benefits	14,254	13,778	476	3.5
Direct marketing costs	10,385	10,288	97	0.9
Interest expense and amortized debt issuance costs	8,510	10,247	(1,737)	(17.0)
Professional fees	7,264	4,199	3,065	73.0
Technology costs	3,329	2,961	368	12.4
Payment processing fees	1,658	1,630	28	1.7
Occupancy	871	1,039	(168)	(16.2)
Depreciation and amortization	591	1,760	(1,169)	(66.4)
General, administrative and other	5,074	2,416	2,658	110.0
Total expenses	51,936	48,318	3,618	7.5
Income from operations	35,362	42,492	(7,130)	(16.8)
Other income (expense):				
Change in fair value of warrant liabilities	21,295	(21,607)	42,902	198.6
Income from equity method investment	1,120	1,076	44	4.1
Other income	232	80	152	191.1
Income before income taxes	58,009	22,041	35,968	163.2
Income tax expense	3,971	1,651	2,320	140.5
Net income	54,038	20,390	33,648	165.0
Less: net income attributable to noncontrolling interest	25,637	31,762	(6,125)	(19.3)
Net income (loss) attributable to OppFi Inc.	$ 28,401	$ (11,372)	$ 39,773	349.7 %
Earnings (loss) per common share attributable to OppFi Inc.:				
Earnings (loss) per common share:				
Basic	$ 1.06	$ (0.48)		
Diluted	$ 0.56	$ (0.48)		
Weighted average common shares outstanding:				
Basic	26,778,432	23,691,769		
Diluted	86,195,269	23,691,769		

Condensed Consolidated Balance Sheets

7

The following table presents consolidated balance sheets as of March 31, 2026 and December 31, 2025 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	(Unaudited) March 31, 2026	December 31, 2025	Change $	Change %
Assets				
Cash and restricted cash	$ 99,920	$ 93,263	$ 6,657	7.1 %
Finance receivables at fair value	502,558	546,236	(43,678)	(8.0)
Equity method investment	19,145	19,076	69	0.4
Other assets	98,364	95,515	2,849	3.0
Total assets	$ 719,987	$ 754,090	$ (34,103)	(4.5) %
Liabilities and stockholders' equity				
Accounts payable and accrued expenses	$ 41,610	$ 46,171	$ (4,561)	(9.9) %
Other liabilities	45,975	51,235	(5,260)	(10.3)
Total debt	284,260	321,353	(37,093)	(11.5)
Warrant liabilities	5,160	26,455	(21,295)	(80.5)
Total liabilities	377,005	445,214	(68,209)	(15.3)
Total stockholders' equity	342,982	308,876	34,106	11.0
Total liabilities and stockholders' equity	$ 719,987	$ 754,090	$ (34,103)	(4.5) %

Condensed Consolidated Statement of Cash Flows

The following table presents the consolidated statement of cash flows for the three months ended March 31, 2026 and 2025 (in thousands). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

(Unaudited)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Change $	Change %
Net cash provided by operating activities	$ 90,779	$ 83,740	$ 7,039	8.4 %
Net cash used in investing activities	(21,436)	(34,241)	12,805	(37.4)
Net cash used in financing activities	(62,686)	(47,019)	(15,667)	33.3
Net increase in cash and restricted cash	$ 6,657	$ 2,480	$ 4,177	168.4 %

Financial Capacity and Capital Resources

As of March 31, 2026, OppFi had $63.9 million in unrestricted cash, an increase of $14.4 million from December 31, 2025. As of March 31, 2026, OppFi had an additional $240.7 million of unused debt capacity under our financing facilities for future availability, representing a 46% overall undrawn capacity, an increase from $203.6 million as of December 31, 2025. The increase in undrawn debt was driven primarily by a decrease in the utilization of revolving lines of credit. Including total financing commitments of $525.0 million and cash and restricted cash on the balance sheet of $99.9 million, OppFi had approximately $624.9 million in funding capacity as of March 31, 2026.

8

Reconciliation of Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures for the three months ended March 31, 2026 and 2025 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Adjusted EBT and Adjusted Net Income

Comparison of the three months ended March 31, 2026 and 2025

(Unaudited)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Change $	Change %
Net income	$ 54,038	$ 20,390	$ 33,648	165.0 %
Income tax expense	3,971	1,651	2,320	140.5
Other income	(232)	(80)	(152)	191.1
Change in fair value of warrant liabilities	(21,295)	21,607	(42,902)	(198.6)
Other adjustments, net(a)	3,035	609	2,426	398.4
Adjusted EBT	39,517	44,177	(4,660)	(10.5)
Less: pro forma taxes(b)	9,472	10,360	(888)	(8.6)
Adjusted net income	$ 30,045	$ 33,817	$ (3,772)	(11.2) %
Adjusted earnings per share	$ 0.35	$ 0.38		
Weighted average diluted shares outstanding	86,195,269	87,991,698		

(a) For the three months ended March 31, 2026, other adjustments, net of $3.0 million included $1.7 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.2 million in expenses related to severance, and $0.1 million in expenses related to legal matters. For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.97% for the three months ended March 31, 2026 and 23.45% for the three months ended March 31, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share

Comparison of the three months ended March 31, 2026 and 2025

(Unaudited)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Weighted average Class A common stock outstanding	26,778,432	23,691,769
Weighted average Class V voting stock outstanding	58,694,615	62,698,935
Dilutive impact of restricted stock units	556,584	1,341,739
Dilutive impact of performance stock units	12,994	62,377

9

Dilutive impact of stock options	152,644	196,878
Weighted average diluted shares outstanding	86,195,269	87,991,698

(In thousands, except share and per share data)	Three Months Ended March 31,			
	2026		2025	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		86,195,269		87,991,698
Net income	$ 54,038	$ 0.63	$ 20,390	$ 0.23
Income tax expense	3,971	0.05	1,651	0.02
Other income	(232)	—	(80)	—
Change in fair value of warrant liabilities	(21,295)	(0.25)	21,607	0.25
Other adjustments, net(a)	3,035	0.04	609	0.01
Adjusted EBT	39,517	0.46	44,177	0.50
Less: pro forma taxes(b)	9,472	0.11	10,360	0.12
Adjusted net income	$ 30,045	$ 0.35	$ 33,817	$ 0.38

(a) For the three months ended March 31, 2026, other adjustments, net of $3.0 million included $1.7 million in expenses related to stock compensation, $1.0 million in expenses related to corporate development, $0.2 million in expenses related to severance, and $0.1 million in expenses related to legal matters. For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.97% for the three months ended March 31, 2026 and 23.45% for the three months ended March 31, 2025, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

View original content to download multimedia:**https://www.prnewswire.com/news-releases/oppfi-reports-first-quarter-2026-results-record-quarterly-revenue-302764741.html**

SOURCE OppFi

10